UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 26, 2020

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39300	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on July 23, 2020, Ascena Retail Group, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). The Chapter 11 Cases were filed by the Debtors to implement the terms of a Restructuring Support Agreement, dated July 23, 2020 (together with all exhibits and schedules thereto, the “RSA”), by and among the Company and certain of its subsidiaries (each, a “Company Party” and collectively, the “Company Parties”) and members of an ad hoc group of lenders (the “Consenting Stakeholders”) under the Term Credit Agreement, dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition Term Credit Agreement”), among the Company, AnnTaylor Retail, Inc., the lenders party thereto (the “Prepetition Term Lenders”) and Goldman Sachs Bank USA, as administrative agent.

Asset Purchase Agreement

On November 26, 2020, the Company, together with certain of its subsidiaries (collectively, the “Sellers”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Premium Apparel LLC (the “Purchaser”), an affiliate of Sycamore Partners Management, L.P. Pursuant to the Asset Purchase Agreement, the Purchaser will acquire assets relating to the Sellers’ Ann Taylor, LOFT, Lane Bryant and Lou & Grey brands pursuant to Section 363 of the Bankruptcy Code for approximately $540.0 million, subject to certain customary purchase price adjustments as set forth in the Asset Purchase Agreement, as well as assume certain related liabilities. Under the Asset Purchase Agreement, the Purchaser has committed to offer to employ associates of the Sellers whose duties are primarily related to the Ann Taylor, LOFT, Lane Bryant and Lou & Grey brands or the corporate functions of the Sellers, in each case who meet certain conditions set forth therein. The consummation of the transactions contemplated by the Asset Purchase Agreement (the “363 Sale”) is subject to specified closing conditions, including approval of the Bankruptcy Court.

The Asset Purchase Agreement contains certain customary termination rights for the Sellers and the Purchaser. In certain circumstances, including approval by the Bankruptcy Court of an Alternative Transaction (as defined in the Asset Purchase Agreement), upon termination, the Sellers will be obligated to pay the Purchaser a termination fee of $16.2 million and reimburse the Purchaser for up to $5.4 million of expenses incurred in connection with the Asset Purchase Agreement. In addition, if the Asset Purchase Agreement is terminated by the Company for certain Purchaser breaches, including because the Purchaser does not complete the 363 Sale in breach of the Asset Purchase Agreement, the Company will be entitled to receive a termination fee of $54.0 million, which the Purchaser has deposited into escrow.

The foregoing description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is hereby incorporated by reference in this Item 1.01.

Second Amended Restructuring Support Agreement

In connection with the Company’s entry into the Asset Purchase Agreement, on November 26, 2020, the Company Parties and the Consenting Stakeholders entered into the Second Amended Restructuring Support Agreement (the “Amended RSA”). Capitalized terms used but not otherwise defined in this “Second Amended Restructuring Support Agreement” section of this Current Report on Form 8-K have the meanings given to them in the Amended RSA.

In addition to providing for the Consenting Stakeholders’ support of the 363 Sale, the Amended RSA provides, among other things, that each Consenting Stakeholder and Prepetition Term Lender will receive its pro rata share (based on its term loan holdings under the Prepetition Term Credit Agreement) of cash pursuant to distributions in accordance with the schedule set forth in Section 6.01(p) of the Amended RSA instead of equity in reorganized Ascena as previously contemplated in the RSA. The Amended RSA does not contemplate material changes to the treatment of any other stakeholders’ claims, including holders of general unsecured claims, and in particular, the Amended RSA continues to provide that the existing common equity in the Company be cancelled.

Also pursuant to the Amended RSA, to allow for additional time for the Company to complete the 363 Sale, (i) the date on which the Required Consenting Stakeholders may terminate the Amended RSA if the Bankruptcy Court has not yet entered the Confirmation Order has been extended from November 10, 2020 (which is 110 days after the Chapter 11 Cases commenced) to February 25, 2021, (ii) the date on which the Required Consenting Stakeholders may terminate the Amended RSA if the Plan Effective Date has not yet occurred has been extended from November 30, 2020 (which is 130 days after the Chapter 11 Cases commenced) to March 11, 2021, and (iii) the date on which an individual Consenting Stakeholder may, as to itself only, terminate the Amended RSA if the Plan Effective Date has not yet occurred has been extended from January 23, 2021 (which is six months after the Chapter 11 Cases commenced) to March 31, 2021. Also pursuant to the Amended RSA, each Consenting Stakeholder who is also a lender under the DIP Term Facility agreed, in its capacity as a lender under the DIP Term Facility, to corresponding amendments to milestones regarding entry of the Confirmation Order and the Plan Effective Date that are included in the DIP Term Loan Credit Agreement.

Although the Company Parties intend to pursue the restructuring contemplated by the Amended RSA, there can be no assurance that the Company Parties will be successful in completing a restructuring or any other similar transaction on the terms set forth in the Amended RSA or at all. In particular, the transactions contemplated by the Amended RSA are subject to approval by the Bankruptcy Court, among other conditions.

The foregoing description of the Amended RSA is not complete and is qualified in its entirety by reference to the Amended RSA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference in this Item 1.01.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The Company is currently unable in good faith to make a determination of an estimate or range of estimates required to be disclosed by paragraph (b), (c) or (d) of Item 2.05 of Form 8-K with respect to the 363 Sale.

Item 7.01 Regulation FD Disclosure.

In connection with the Company’s entry into the Asset Purchase Agreement, the Company issued a press release on November 26, 2020, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Asset Purchase Agreement.

10.1*	Amended Restructuring Support Agreement.

99.1	Press Release issued November 26, 2020.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

* Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Certain statements or information made within this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary” or “range,” or similar words. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, risks attendant to the bankruptcy process, including the Company’s ability to obtain approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; conditions to which debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control; more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell the Company merchandise on a timely basis or at all; the Company’s ability to attract, motivate and retain key executives and other personnel; risks associated with the novel coronavirus pandemic (including any resurgence) and actions the Company has taken in response thereto; general economic conditions that adversely impact consumer spending; disruptions at ports used to import the Company’s products; increases in the price of raw materials, labor or energy and transportation costs; the Company’s ability to anticipate and respond to changing fashion trends and customer preferences in a timely manner; the Company’s ability to maintain its brand image; the impact of cost reduction initiatives; the Company’s ability to successfully achieve its business strategies; and changes in U.S. trade policies and trade restrictions. Please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended August 3, 2019 and subsequent filings with the Securities and Exchange Commission for a further discussion of risks and uncertainties. The Company does not undertake to publicly update or review its forward-looking statements, even if experience or future changes make it clear that the projected results expressed or implied will not be achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

(Registrant)

Date: December 1, 2020

By:	/s/ Dan Lamadrid
Dan Lamadrid
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)